Exhibit 99

MANNING & NAPIER, INC. APPOINTS INDEPENDENT DIRECTOR;

DECLARES QUARTERLY DIVIDEND

FAIRPORT, NY, March 21, 2012 – Manning & Napier, Inc. (NYSE: MN), (“Manning & Napier” or “the Company”) today announced that it has appointed Michael J. Serventi to the Company’s board of directors as an independent director. This appointment increases the size of Manning & Napier’s board to six members, including three independent directors. Mr. Serventi will serve on the Nominating and Corporate Governance, Compensation, and Audit Committees.

Mr. Serventi, age 61, currently serves as Operating Partner at Summer Street Capital Partners, LLC, a private equity firm, and is the President of West Lake Management, an asset management firm. Previously, Mr. Serventi served as President and Chief Executive Officer of Lew-Mark Baking Company, where he gained broad experience in manufacturing, sales and distribution. Serventi also has experience serving on the boards of companies in the financial services, manufacturing and hospitality industries. He currently serves on the board of directors of Summer Street Capital Fund I, LP, Great Lakes Orthodontics, Flying Dog Ales, and Rosina Food Products. Previously, Serventi served as a director at Financial Institutions, Inc., Wyoming County Bank, Uni-Marts, Inc., and Mart-Inn, Inc.

Commenting on the appointment of Mr. Serventi, Patrick Cunningham, Manning & Napier’s Chief Executive Officer, stated, “Michael’s appointment to our board of directors adds additional financial acumen as well as an operational perspective. Michael will serve as an independent board member, bringing our total independent board count to three members. We intend to add another independent director later this year, bringing the board to majority independent directors.”

Manning & Napier also announced today that its board of directors has declared a quarterly dividend of $0.16 per share of Class A common stock. The quarterly dividend is payable on May 1, 2012 to shareholders of record as of the close of business on April 13, 2012.

About Manning & Napier, Inc.

Manning & Napier (NYSE: MN) provides a broad range of investment solutions through separately managed accounts, mutual funds, and collective investment trust funds, as well as a variety of consultative services that complement our investment process. Founded in 1970, we offer equity and fixed income portfolios as well as a range of blended asset portfolios, such as life cycle funds, that use a mix of stocks and bonds. We serve a diversified client base of high-net-worth individuals and institutions, including 401(k) plans, pension plans, Taft-Hartley plans, endowments and foundations. For many of these clients, our relationship goes beyond investment management and includes customized solutions that address key issues and solve client-specific problems. We are headquartered in Fairport, NY and had 471 employees as of December 31, 2011.

Safe Harbor Statement

This press release and other statements that the Company may make may contain forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. Words like “believes,” “expects,” “may,” “estimates,” “will,” “should,” “intends,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, are used to identify forward-looking statements, although not all forward-looking statements contain these words. Although the Company believes that it is basing its expectations and beliefs on reasonable assumptions within the bounds of what it currently knows about its business and operations, there can be no assurance that its actual results will not differ materially from what the Company expects or believes. Some of the factors that could cause the Company’s actual results to differ from its expectations or beliefs include, without limitation: changes in securities or financial markets or general economic conditions; a decline in the performance of the Company’s products; client sales and redemption activity; changes of government policy or regulations; and other risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Investor Relations Contact

Brian Schaffer

CJP Communications

212-279-3115 ext. 229

bschaffer@cjpcom.com

Public Relations Contact

Kristin Castner

Manning & Napier, Inc.

585-325-6880

KCastner@manning-napier.com

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